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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

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                                    Form T-1

                       STATEMENT OF ELIGIBILITY UNDER THE
                  TRUST INDENTURE ACT OF 1939 OF A CORPORATION
                          DESIGNATED TO ACT AS TRUSTEE

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                             SECTION 305(b)(2)
                                              -------
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                      FIRST INTERSTATE BANK OF TEXAS, N.A.
               (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)


     P. O. Box 4441                                    76-0034784
     Houston, Texas  77210-4441                        (I.R.S. EMPLOYER
     (713) 250-4020                                    IDENTIFICATION NUMBER)
     (ADDRESS OF PRINCIPAL
     EXECUTIVE OFFICES)

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                                   PRONET INC.
               (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)


                                    DELAWARE
                            (STATE OF INCORPORATION)


                                   75-1832168
                     (I.R.S. EMPLOYER IDENTIFICATION NUMBER)


                       ATTENTION:  CHIEF FINANCIAL OFFICER
                            600 DATA DRIVE, SUITE 100
                               PLANO, TEXAS  75075
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


             PRONET INC. 11 7/8% SENIOR SUBORDINATED NOTES DUE 2005
                       (TITLE OF THE INDENTURE SECURITIES)
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ITEM 1.  GENERAL INFORMATION.

Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

     Name:                                        Address:
     ---------------------------------------      -----------------------

     Comptroller of the Currency                  Washington, D.C.
     Federal Reserve Bank                         Dallas, Texas
     Federal Deposit Insurance Corporation        Washington, D.C.
     National Bank Examiners                      Dallas, Texas


     (b)  Whether it is authorized to exercise corporate trust powers.

          Yes.



ITEM 2.  AFFILIATIONS WITH THE OBLIGOR.

If the obligor is an affiliate of the trustee, describe each such affiliation.


None.

ITEM 3.  VOTING SECURITIES OF THE TRUSTEE.

Furnish the following information as to each class of voting securities of the trustee:

               Col. A                                  Col. B
           Title of Class                        Amount Outstanding
           --------------                        ------------------


Not Applicable.


ITEM 4.  TRUSTEESHIPS UNDER OTHER INDENTURES.

If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

     (a)  Title of the securities outstanding under each such other indenture.

          None.

     (b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310(b)(1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

          None.

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ITEM 5.  INTERLOCKING DIRECTORATES AND SIMILAR RELATIONSHIPS WITH THE OBLIGOR OR
UNDERWRITERS.

If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor or of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.

Not Applicable.

ITEM 6.  VOTING SECURITIES OF THE TRUSTEE OWNED BY THE OBLIGOR OR ITS OFFICIALS.

Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner, and executive officer of the obligor:

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       Col. A            Col. B            Col. C               Col. D
       ------            ------            ------               ------
    Name of Owner    Title of Class     Amount Owned     Percentage of Voting
                                        Beneficially    Securities Represented
                                                       by Amount Given in Col. C
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Not Applicable.


ITEM 7.  VOTING SECURITIES OF THE TRUSTEE OWNED BY UNDERWRITERS OR THEIR
OFFICIALS.

Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner, and executive officer of each such underwriter:

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       Col. A            Col. B            Col. C               Col. D
       ------            ------            ------               ------
    Name of Owner    Title of Class     Amount Owned     Percentage of Voting
                                        Beneficially    Securities Represented
                                                       by Amount Given in Col. C
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Not Applicable.



ITEM 8.  SECURITIES OF THE OBLIGOR OWNED OR HELD BY THE TRUSTEE.

Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for obligations in default by the trustee:

- --------------------------------------------------------------------------------------------------------
         Col. A                Col. B                       Col. C                      Col. D
         ------                ------                       ------                      ------
     Title of Class     Whether the Securites            Amount Owned             Percentage of Class
                            are Voting or            Beneficially or Held        Represented by Amount
                        Non-Voting Securities       as Collateral Security          Given in Col. C
                                                  for Obligations in Default
- --------------------------------------------------------------------------------------------------------

Not Applicable.

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ITEM 9.  SECURITIES OF UNDERWRITERS OWNED BY OR HELD BY THE TRUSTEE.

If the trustee owns beneficially or holds as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the trustee:

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     Col. A         Col. B             Col. C                    Col. D
     ------         ------             ------                    ------
 Title of Issuer    Amount           Amount Owned           Percentage of Class
  and Title of    Outstanding   Beneficially or Held as   Represented by Amount
     Class                      Collateral Security for      Given in Col. C
                                 Obligations in Default
                                      By Trustee
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Not Applicable.



ITEM 10. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF VOTING SECURITIES OF CERTAIN AFFILIATES OR SECURITY HOLDERS OF THE OBLIGOR.

If the trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee
(1) owns ten percent (10%) or more of the voting securities of the obligor or
(2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person:

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     Col. A         Col. B             Col. C                    Col. D
     ------         ------             ------                    ------
 Title of Issuer    Amount           Amount Owned           Percentage of Class
  and Title of    Outstanding   Beneficially or Held as    Represented by Amount
     Class                      Collateral Security for       Given in Col. C
                                 Obligations in Default
                                      By Trustee
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Not Applicable.


ITEM 11. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF ANY SECURITIES OF A PERSON OWNING 50 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR.

If the trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee, owns fifty percent (50%) or more of the voting securities of the obligor, furnish the following information as to each class of securities of such person any of which are so owned or held by the trustee:

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     Col. A         Col. B             Col. C                    Col. D
     ------         ------             ------                    ------
Title of Issuer     Amount           Amount Owned           Percentage of Class
 and Title of     Outstanding   Beneficially or Held as    Represented by Amount
     Class                      Collateral Security for       Given in Col. C
                                 Obligations in Default
                                      By Trustee
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Not Applicable.


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ITEM 12.  INDEBTEDNESS OF THE OBLIGOR TO THE TRUSTEE.

Except as noted in the instructions, if the obligor is indebted to the trustee, furnish the following information:

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            Col. A            Col. B          Col. C
            ------            ------          ------
          Nature of           Amount         Date Due
        Indebtedness        Outstanding
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Not Applicable.



ITEM 13.  DEFAULTS BY THE OBLIGOR.

     (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

          Not Applicable.

     (b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

          Not Applicable.


ITEM 14.  AFFILIATIONS WITH THE UNDERWRITERS.

If any underwriter is an affiliate of the trustee, describe each such affiliation.

Not Applicable

ITEM 15.  FOREIGN TRUSTEE.

Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under the indentures qualified or to be qualified under the Act.

Not Applicable.

ITEM 16. LIST OF EXHIBITS.

List below all exhibits filed as a part of this statement of eligibility.

Exhibits identified in brackets below, on file with the Commission, are incorporated herein by reference as exhibits hereto.

     EXHIBIT 1. A COPY OF THE ARTICLES OF ASSOCIATION OF FIRST INTERSTATE BANK OF TEXAS, NATIONAL ASSOCIATION AS NOW IN EFFECT, INCORPORATED HEREIN BY REFERENCE TO EXHIBIT 1 TO T-1; REGISTRATION NO. 33-73538.




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          EXHIBIT 2.  A COPY OF THE CERTIFICATE OF AUTHORITY OF FIRST INTERSTATE
          BANK OF TEXAS, NATIONAL ASSOCIATION TO COMMENCE BUSINESS, INCORPORATED HEREIN BY REFERENCE TO EXHIBIT 2 TO T-1; REGISTRATION NO. 33-73538.

          EXHIBIT 3. A COPY OF THE AUTHORIZATION OF FIRST INTERSTATE BANK OF TEXAS, NATIONAL ASSOCIATION TO EXERCISE CORPORATE TRUST POWERS, INCORPORATED HEREIN BY REFERENCE TO EXHIBIT 3 TO T-1; REGISTRATION NO. 33-73538.

          EXHIBIT 4. A COPY OF THE EXISTING BY-LAWS OF FIRST INTERSTATE BANK OF TEXAS, NATIONAL ASSOCIATION AS NOW IN EFFECT, INCORPORATED HEREIN BY REFERENCE TO EXHIBIT 4 TO T-1; REGISTRATION NO. 33-73538.

          EXHIBIT 5.  NOT APPLICABLE.

          EXHIBIT 6. THE CONSENT OF FIRST INTERSTATE BANK OF TEXAS, NATIONAL ASSOCIATION REQUIRED BY SECTION 321(b) OF THE TRUST INDENTURE ACT OF 1939, INCORPORATED HEREIN BY REFERENCE TO EXHIBIT 6 TO T-1; REGISTRATION NO. 33-73538.

          EXHIBIT 7. A COPY OF THE LATEST REPORT OF CONDITION OF FIRST INTERSTATE BANK OF TEXAS, NATIONAL ASSOCIATION PUBLISHED PURSUANT TO LAW OR THE REQUIREMENTS OF ITS SUPERVISING OR EXAMINING AUTHORITY, INCORPORATED HEREIN BY REFERENCE TO EXHIBIT 7 TO T-1; REGISTRATION NO. 33-60769.

          EXHIBIT 8.  NOT APPLICABLE.

          EXHIBIT 9.  NOT APPLICABLE.







                                    SIGNATURE



Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, First Interstate Bank of Texas, N.A., a national banking association organized and existing under the laws of the United States, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Dallas and State of Texas, on the 5th day of July, 1995.




                              FIRST INTERSTATE BANK OF TEXAS, N.A.


                              By:   /s/ Dennis J. Roemlein
                                 _______________________________________________

                              Name:     Dennis J. Roemlein

                              Title:    Vice President and Trust Officer